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                                                                    EXHIBIT 99.3


                             HORIZONS TECHNOLOGY, INC.
                     PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       FOR A SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON JUNE 30, 1998

     Beneficial owners of shares of Common Stock (the "Horizons Common Stock") of Horizons Technology, Inc. ("Horizons") held by Horizons' Employee Stock Ownership Plan (the "ESOP") must submit an executed and completed proxy to the North American Trust Company (the "Trustees") appointed herein as attorney and proxy of the undersigned, in order to direct the Trustees as to the manner in which the shares of Horizons Common Stock that they beneficially own will be voted. IF INSTRUCTIONS ARE NOT RECEIVED BY THE TRUSTEES WITH RESPECT TO ANY ALLOCATED SHARES OF HORIZONS COMMON STOCK PRIOR TO THREE (3) BUSINESS DAYS BEFORE THE HORIZONS MEETING, THE TRUSTEES SHALL VOTE SUCH SHARES IN THE SAME PROPORTIONS AS THE TRUSTEES ARE INSTRUCTED TO VOTE WITH RESPECT TO THE ALLOCATED SHARES OF HORIZONS COMMON STOCK FOR WHICH INSTRUCTIONS ARE RECEIVED.

     The undersigned hereby appoints the North American Trust Company as attorney and proxy of the undersigned, with full power of substitution, to vote all of the shares of stock of Horizons which the undersigned may be entitled to vote at a Special Meeting of Stockholders of Horizons to be held at the office of Jenkins & Gilchrist, P.C., located at 1919 Pennsylvania Avenue, N.W., Ste 600, Washington, D.C., on Tuesday, June 30, 1998 at
9:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof (the "Special Meeting"), with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the Special Meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE PROSPECTUS/PROXY STATEMENT TRANSMITTED IN CONNECTION WITH THE SPECIAL MEETING. ANY HOLDER WHO WISHES TO WITHHOLD THE DISCRETIONARY AUTHORITY REFERRED TO IN PROPOSAL 2 BELOW SHOULD MARK A LINE THROUGH THE ENTIRE PROPOSAL; AND FAILURE TO DO SO WILL BE DEEMED APPROVAL OF PROPOSAL 2.

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

PROPOSAL 1     To (i) approve and adopt an Agreement and Plan of Merger and
               Reorganization dated February 26, 1998, among Horizons, The Titan
               Corporation, a Delaware corporation ("Titan"), Sunrise
               Acquisition Sub, Inc. ("Titan Sub"), a newly formed, wholly owned
               Delaware subsidiary of Titan, and certain stockholders of Horizons, which is attached as Appendix A to the Prospectus/Proxy
               Statement that has been transmitted in connection with the Special Meeting, and (ii) approve and consent to the merger of Titan Sub with and into Horizons, pursuant to which, among other things, Titan Sub will cease to exist and Horizons will survive as a wholly owned subsidiary of Titan, all as described in said
               Prospectus/ Proxy Statement.

          / /  FOR            / /  AGAINST             / /  ABSTAIN

PROPOSAL 2     In their discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the Special Meeting.

Receipt of the Prospectus/Proxy Statement dated June 10, 1998 is hereby acknowledged.

Dated               , 1998
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                                             SIGNATURE(S)

                              PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

DO NOT SEND IN YOUR STOCK CERTIFICATE WITH THIS PROXY. CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF HORIZONS COMMON STOCK OR HORIZONS SERIES A PREFERRED STOCK UNLESS THE MERGER IS APPROVED AND SUCH HOLDERS RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT, AND THEN ONLY IN ACCORDANCE WITH THE TERMS OF SUCH LETTER OF TRANSMITTAL.